Exhibit (c)(ii)

CONFIDENTIAL SPECIAL COMMITTEE PROCESS UPDATE October 2024 Project Vista Highly Illustrative and Subject to Material Revision

CONFIDENTIAL Review status of active counterpartiesBid status Areas of differentiation Path forward and timeline Determine messaging to counterparties and next steps Discuss valuation and liquidity considerations Today’s Agenda 1 2 3 A C B2

CONFIDENTIAL Process Overview to Date May June July Initial Outreach and Marketing August September Expanded Marketing and Deep Diligence October Refined Views of Value and Risks Total Parties Reached Out to: 18 Submitted Bids: 4 Additional Parties Reached Out to: 5 Submitted Bids: 2 Active Parties Remaining: 3 Focus on liquidity and deal structure Key Notes from Process Focus of diligence was on future potential of business and intrinsic value of assets Counterparties dropped from process due to complexity of transformation, check size, and potential future funding requirements Significant diligence done by KSL Capital and others >Brought Casago and Roofstock together to enhance likelihood of a transaction and improve ability to pay See next page

PJT Partners

Process Overview: Review of Latest Activity

Note that [*] has not provided significant movement in their ability to finance a transaction and is behind on diligence and ability to transact.

✓ = Provided

~ = In process

	Casago & Roofstock	[*]
Latest Bid	10/14/24: $5.00	9/17/24: $4.50
Latest Status	> Submitted an issues list and bid letter > Expressed eagerness to move quickly and open to constructive response to structure and issues list > Transaction structure adds complexity although counterparty has guided to having flexibility around ultimate sources and uses	> Have not submitted an updated bid or issues list / mark up > Continue to do diligence and may engage banks to increase certainty of transaction
Financing Status	See Casago / Roofstock sources and uses below > Potential to reduce revolver funding requirement if other parties "oversubscribe" to equity	See [*] sources and uses below > Potentially engaging with other banks to reduce reliance on current revolver banks
Key Areas of Diligence	> Three-statement model through 2028 ~ > Updated data pack as of 9/30/24 ~ > Updated unit level data through 9/30/24 ~ > Hierarchy mapping of markets to regions and super regions ~	> September performance vs forecast ✓ > Updated pacing data vs previously provided schedules ✓ > Market level unit adds and losses ✓ > Mapping of forecast to SEC filings ~

Casago / Roofstock

Total Sources	
$ in Millions	
Rolled Over J.P. Morgan Credit Facility	$81
Cash from Casago / Roofstock	120
NewCo Common / Preferred Shares	55
Total Sources	**$256**
Total Uses	
J.P. Morgan Credit Facility	$81
Repay DK Notes (1.3x Min. MOIC)	39
Acquisition of Common Equity (FDSO 23.3mm shares)	117
Estimated Vista & Acquirer Deal Costs	19
Total Uses	**$256**

[*]

Total Sources	
$ in Millions	
Rolled Over J.P. Morgan Credit Facility	$81
New Money Investment from [*]	68
Rollover from Significant Existing Shareholders	53
Rollover Investment from DK Converts	39
Total Sources	**$242**
Total Uses	
J.P. Morgan Credit Facility	$81
Acquisition of Remaining Class A+B Shares	51
Significant Existing Shareholder Shares	53
Repay Convertible Notes (1.3x Min. MOIC)	39
Estimated Transaction Expenses	17
Total Uses	**$242**

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4

PJT Partners

Bid Review

Casago / Roofstock (10.14.24)

Timeline and Sequence of Events to Close[1]

- **Equity & Convertible Holders (2 – 3 weeks):** Determine roll participation levels with key large existing shareholders
- **Debt (1 – 2 weeks):** Develop key terms and new structure with J.P. Morgan, including return to seniority and a path to liquidity
- **Merger Agreement (2 – 3 weeks):** Negotiate and execute a definitive merger agreement
- **Closing:** Once merger agreement is executed, close as promptly as commercially possible

(1) Some workstreams can be processed in parallel.

CASAGO / ROOFSTOCK PROPOSAL SUMMARY

Category		Detail
Purchase Price		> Common shareholders of Vista may, subject to available securities law exemptions, elect to receive: – $5.00 per share in cash – Right to roll all or a portion of existing holdings into a preferred security ("NewCo Preferred Shares") • Subordinate to the debt of the pro forma company • Casago will have the right to redeem the NewCo Preferred Shares, in part or in whole, at any time in the first 24 months for a fixed cash payment equivalent to 1.4x the original investment (equivalent to $7.00 per share) • If Casago does not redeem such NewCo Preferred Shares within the first 24 months, each non-redeemed NewCo Preferred shareholder will have the right to convert its NewCo Preferred Shares into common equity at a conversion ratio of $7.00/$5.00, or retain the preferred security with a mutually agreed PIK – Right to roll all or a portion of existing holdings into common equity of NewCo ("NewCo Common Shares")
Proposed Transaction Structure	Equity Structure	> Intend to either pay down the Davidson Kempner notes or provide Davidson Kempner the ability to convert the notes into NewCo Preferred Shares or NewCo Common Shares
Proposed Transaction Structure	Debt Structure	> Proposal is contingent on the current J.P. Morgan debt facility remaining in place under similar terms – If J.P. Morgan is unwilling to extend the current debt facility, Casago is willing to working with Vista to pursue alternative debt financing options
Proposed Transaction Structure	Financing	> Prepared to fund up to $120mm of cash to execute the Transaction – Anticipates $40mm to come from Casago and its capital partners, led by TRT Holdings and Miramar Holdings – Remaining $80mm to come from Roofstock > Casago remains in conversations with [*], along with other investors represented on Rootstock's Board, who may contribute additional capital

CASAGO / ROOFSTOCK PROPOSED TOTAL SOURCES & USES

($ in millions)

Total Sources	
$ in Millions	
Rolled Over J.P. Morgan Credit Facility	$81
Cash from Casago / Roofstock	120
NewCo Common / Preferred Shares	55
Total Sources	**$256**

Total Uses	
J.P. Morgan Credit Facility	$81
Repay DK Notes (1.3x Min. MOIC)	39
Acquisition of Common Equity (FDSO 23.3mm shares)	117
Estimated Vista & Acquirer Deal Costs	19
Total Uses	**$256**

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5

PJT Partners

Illustrative Sources and Uses Scenario Analysis

Casago / Roofstock

Illustrative Rolled Shareholders

in millions

Shareholder	Class A Shares	Class B Shares	Total Common Shares
Silver Lake	3.1	2.4	5.6
Riverwood	1.2	1.6	2.8
Level Equity	0.3	1.7	2.0
Davidson Kempner	1.6	-	1.6

ASSUMES $5 PER SHARE PURCHASE PRICE

($ in millions)

❶ Proposal (10/14)

Total Sources	
Rolled Over J.P. Morgan Credit Facility	$81
Cash from Casago / Roofstock	120
NewCo Common / Preferred Shares	55
Total Sources	**$256**

Total Uses	
J.P. Morgan Credit Facility	$81
Repay DK Notes (1.3x Min. MOIC)	39
Acquisition of Common Equity (FDSO 23.3mm shares)	117
Estimated Vista & Acquirer Deal Costs	19
Total Uses	**$256**

❷ Assuming Select Existing Shareholders Roll[1]

Total Sources	
Rolled Over J.P. Morgan Credit Facility	$81
Cash from Casago / Roofstock	120
Rolled Over Common Equity of Select Existing Shareholders[1][2]	52
Other Issued NewCo Common / Preferred Shares[2]	3
Total Sources	**$256**

Total Uses	
J.P. Morgan Credit Facility	$81
Rolled Over Common Equity of Select Existing Shareholders[1][2]	52
Repay DK Notes (1.3x Min. MOIC)	39
Acquisition of Remaining Common Equity	65
Estimated Vista & Acquirer Deal Costs	19
Total Uses	**$256**

❸ Potential RCF Reduction Assuming Full Roll from DK

Total Sources	
Rolled Over J.P. Morgan Credit Facility	$36
Cash from Casago / Roofstock	120
Rolled Over Common Equity of Select Existing Shareholders[1][3]	52
Rolled Over Converted DK Notes	39
Rolled Over Common Equity of DK[3]	8
Total Sources	**$256**

Total Uses	
J.P. Morgan Credit Facility	$81
Rolled Over Common Equity of Select Existing Shareholders[1][3]	52
Rolled Over Converted DK Notes	39
Rolled Over Common Equity of DK[3]	8
Acquisition of Remaining Common Equity	56
Estimated Vista & Acquirer Deal Costs	19
Total Uses	**$256**

Source: Vista Management, Capital IQ

Note: Based on projected balance sheet information as provided by Vista Management

(1) Select existing shareholders defined as Silver Lake, Riverwood Capital, and Level Equity Management

(2) Based on 12/31/24 FDSO build of 24.2mm shares outstanding (inclusive converted Class C shares), implied purchase price per share is $4.82, and rolled over common equity of select existing shareholders and NewCo common / preferred shares are ~$50mm and ~$5mm respectively

(3) Based on 12/31/24 FDSO build of 24.2mm shares outstanding (inclusive converted Class C shares), implied purchase price per share is $4.82, and rolled over common equity of select existing shareholders and DK are ~$50mm and ~$8mm respectively

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6

PJT Partners

Bid Review

*[*]*
(9.17.24)

[*] PROPOSAL SUMMARY

Category		Detail
Purchase Price		> $4.50 per share (vs. previous proposal at $7.00) > Represents a premium of ~51% to the volume-weighted average closing share price since announcement of issuance of the Convertible Notes on 8/8/24
Proposed Transaction Structure	Equity Structure	> Assumes Silver Lake, Riverwood Capital, Level Equity Management, and Davidson Kempner (collectively, the "Significant Existing Shareholders") to roll over their equity participation into [*]'s ownership structure (~$53mm based on $4.50 offer price) – Would require repayment of the Convertible Notes with Davidson Kempner and a commensurate reinvestment of those repayment proceeds into [*]'s transaction structure > [*] anticipates funding 100% of the Transaction with equity from their committed private equity fund
Proposed Transaction Structure	Debt Structure	> Assumes that they will be able to maintain the RCF on substantially similar terms – [*] would seek to engage with J.P. Morgan and other existing lenders to obtain mutually acceptable terms
Proposed Transaction Structure	TRA	> Requires that the Tax Receivable Agreement is cancelled and results in no further obligation of, or liability to, the Company
Diligence Requirement		> Shared high priority diligence items related to cash flow forecast, recent financial performance, and market-level data

[*] PROPOSED TOTAL SOURCES & USES

($ in millions)

Total Sources	
New Money Investment from [*]	$68
Rollover from Significant Existing Shareholders	53
Rollover Investment from DK Converts	39
Total Sources	**$161**
Assumed Rolled Revolver Requirement	81
Total Sources (Incl. Rolled Revolver)	**$242**

Total Uses	
Acquisition of Remaining Class A+B Shares	$51
Significant Existing Shareholder Shares	53
Repay Convertible Notes (1.3x Min. MOIC)	39
Estimated Transaction Expenses	17
Total Uses	**$161**
Assumed Rolled Revolver Requirement	81
Total Uses (Incl. Rolled Revolver)	**$242**

CONFIDENTIAL

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7

CONFIDENTIAL Opportunity for competitive tension to improve terms and certainty of a transaction Both parties are particularly focused on liquidity, which will be an important part of negotiations and increasing deal certainty Both parties still have open diligence items focused on liquidity and both have financing requirements from 3rd parties (both equity from existing shareholders and credit facility from existing RCF providers) Important to keep overall momentum and drive both parties to deliver additional clarity on deal certainty and value in an expedited manner Key Considerations for Path Forward 1 2 3 48

PJT Partners

Potential Path Forward

1 Provide direct feedback to Casago / Roofstock on ways to enhance bid with messaging focused on:

A **Value:** Not at top of their range and combining with Roofstock was viewed as a path to enhance value

B **Financing:** Confirm equity rolled can be used to offset need for revolver bank facilities and provide update on [*] participation

C – **Deal certainty:** Push back on financial and operating closing conditions and gain additional insight into flexibility of structure

D – **Diligence:** Confirm all commercial diligence is finalized

2 > Guide [*] on need to increase value and confirm all commercial diligence is complete

A – Ask for status on financing and clarity on path forward if existing revolver banks are unable to commit 100% of existing facility

B – Push for an issues list on documentation

Ask for confirmation of updated bid by Tuesday, 10/22

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9

CONFIDENTIAL I.Valuation Considerations

CONFIDENTIAL As part of Management’s review of 2025 budget, there is an update to Vista’s long-term financial projections The following pages provide an overview of these preliminary projections and what they imply in terms of status quo valuation of Vista at this time This analysis should be considered preliminary and may evolve as facts and circumstances change PJT received approved financial and share count projections from Vista Management on 10/15 and 10/14 respectively Latest Financial Projections 1 2 3 411

CONFIDENTIAL $923 $841 $871 $940 $1,006 $1,052 (17.4%) (8.8%) 3.5% 8.0% 7.0% 4.6% 2024E 2025E 2026E 2027E 2028E 2029E Source: Company filings, Vista Management. (1) Reflects Adj. EBITDA unburdened by restructuring expense and business combination costs. NET REVENUE $ in millions ADJUSTED EBITDA(1) $ in millions Latest Financial Projections Growth % Margin % ($6) $16 $23 $50 $79 $81 NM 1.8% 2.7% 5.4% 7.8% 7.7% 2024E 2025E 2026E 2027E 2028E 2029E Highly Illustrative and Subject to Material Revision Based on financials provided by Vista Management on 10/15/24 (subject to change).12

CONFIDENTIAL $841 $871 $940 $1,006 $1,052 $863 $895 $974 $1,049 2025E 2026E 2027E 2028E 2029E Updated Prior Updated Prior Updated Prior Updated Prior Updated Prior Adj. EBITDA⁽¹⁾ $16 $5 $23 $23 $50 $50 $79 $78 $81 Capital Expenditures 6 9 7 10 7 11 8 12 9 Change in Net Working Capital (3) 2 (19) (13) (27) (16) (32) (18) (32) Free Cash Flow⁽²⁾ 4 (4) (7) (3) 5 12 17 30 17 N/A Source: Vista Management. (1) Reflects Adj. EBITDA unburdened by restructuring expense and business combination costs. (2)Reflects Adj. EBITDA net of restructuring expense and business combination costs, SBC expenses, tax expenses, capital expenditures, change in net working capital, and other non-cash adjustments (i.e., credit loss expenses and reduction in the carrying amount of right-of-use assets). Assumes tax rate of 26.1% on EBIT. Summary of Key Changes in LRP Latest LRP Prior LRP (5/21/24) NET REVENUE ($ in millions) Highly Illustrative and Subject to Material Revision N/A Based on financials provided by Vista Management on 10/15/24 (subject to change).13

PJT Partners

Highly Illustrative and Subject to Material Revision

Process Overview
Value Considerations

LRP PROVIDED TO BIDDERS (5/21/24)
$ in millions


Net Revenue
Adj. EBITDA(1)
$944
$863
$895
$974
$1,049
($9)
$5
$23
$50
$78
2024E
2025E
2026E
2027E
2028E
Free Cash Flow(2)
($74)
($4)
($3)
$12
$30
Net Revenue: $923mm
Adj. EBITDA: ($6mm)(1)

PRIOR LRP: 2024E CLOSING CASH (3)	
Unrestricted Cash	$137
(+) Restricted Cash	135
(-) Funds Payable to Owners	(170)
(-) Hospitality & Sales Tax Payables	(43)
Liquid Net Cash	**$58**

LATEST FORECAST: 2024E CLOSING CASH	
Unrestricted Cash	$64
(+) Restricted Cash	115
(-) Funds Payable to Owners	(116)
(-) Hospitality & Sales Tax Payables	(28)
Liquid Net Cash	**$35**

Source: Vista Management.
(1) Reflects Adj. EBITDA unburdened by restructuring expense and business combination costs.
(2) Reflects Adj. EBITDA net of restructuring expense and business combination costs, SBC expenses, tax expenses, capital expenditures, change in net working capital, and other non-cash adjustments (i.e., credit loss expenses and reduction in the carrying amount of right-of-use assets). Assumes tax rate of 26.1% on EBIT.
(3) Ending cash balance is adjusted for full draw down on revolver of ~$81mm and net proceeds of ~$29.4mm from convertible notes. Prior LRP as of 5/21/24 assumed revolver paydown of $48mm and no proceeds from convertible notes.

CONFIDENTIAL

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14

CONFIDENTIAL Liquidity Overview Highly Illustrative and Subject to Material Revision Source: Vista Management. 2024E 2025E ($ in millions) Q3 Q4 Q1 Q2 Q3 Q4 Unrestricted Cash $126 $64 $93 $113 $99 $60 (+) Restricted Cash 133 115 158 169 101 105 Total Cash $259 $179 $251 $282 $200 $165 (-) Funds Payable to Owners (120) (116) (172) (200) (108) (111) (-) Sales & Hospitality Tax Payable (38) (28) (39) (44) (27) (27) Available Cash $101 $35 $40 $38 $65 $27 Revolver Capacity $81 $81 $81 $81 $81 $81 (-) Revolver Drawn (81) (81) (81) (81) (81) (81) Revolver Availability – – – – – – Liquidity $101 $35 $40 $38 $65 $27 (-) Liquidity Minimum (15) (15) (15) (15) (15) (15) Cushion to Liquidity Minimum $86 $20 $25 $23 $50 $12 Based on financials provided by Vista Management on 10/15/24 (subject to change).15

CONFIDENTIAL Illustrative Analysis at Various Prices ($ in millions, except per share data) Analysis at Various Prices Premium to Current (%) – 37% 57% 76% 96% 116% Share Price ($) $2.55 $3.50 $4.00 $4.50 $5.00 $5.50 % Premium / (Discount) to: Metric: 52-Week High $13.00 (80%) (73%) (69%) (65%) (62%) (58%) 52-Week Low $2.07 23% 69% 93% 117% 142% 166% 30-Day VWAP $3.13 (19%) 12% 28% 44% 60% 76% 60-Day VWAP $3.20 (20%) 9% 25% 41% 56% 72% 90-Day VWAP $3.40 (25%) 3% 18% 33% 47% 62% (x) FDSO 24.2 24.2 24.2 24.2 24.2 24.2 Implied Equity Value $62 $85 $97 $109 $121 $133 (+) Convertible Notes⁽¹⁾ 39 39 39 39 39 39 (+) Gross Debt⁽²⁾ 82 82 82 82 82 82 (-) Net Cash⁽³⁾ (35) (35) (35) (35) (35) (35) Implied TEV $147 $170 $182 $194 $207 $219 TEV / Revenue Multiples 2024E $923 ⁽⁴⁾ 0.16x 0.18x 0.20x 0.21x 0.22x 0.24x 2025E $841 ⁽⁴⁾ 0.18x 0.20x 0.22x 0.23x 0.25x 0.26x Highly Illustrative and Subject to Material Revision Source: Company filings, Vista Management, Capital IQ. Note: Market data as of 10/14/24. Based on projected balance sheet information as of 12/31/24 as provided by Vista Management. (1) Reflects convertible notes of $39mm based on $30mm investment and MOIC of 1.3x. (2) Includes revolver and acquisition liabilities. Excludes value for TRA. (3)Reflects sum of unrestricted cash and restricted cash, net of funds payable to owners and hospitality & sales tax payable. (4)Reflects Management projections. (5) Implies $4.32 share price based on 12/31/24 FDSO build of 24.2mm shares outstanding (inclusive converted Class G shares) (6) Implies $4.82 share price based on 12/31/24 FDSO build of 24.2mm shares outstanding (inclusive converted Class G shares) Casago Bid Price (10/14)(6) KSL Bid Price (9/17)(5) Based on financials provided by Vista Management on 10/15/24 (subject to change).16

CONFIDENTIAL Valuation Summary Source: Vista Management, Company filings, Wall Street research, Capital IQ. Note: Market data as of 10/14/24. (1) Assumes that the company does not trigger a section 382 event, which would reduce the value of its NOLs (2) Implies $4.32 share price based on 12/31/24 FDSO build of 24.2mm shares outstanding (inclusive converted Class G shares) (3) Implies $4.82 share price based on 12/31/24 FDSO build of 24.2mm shares outstanding (inclusive converted Class G shares) Highly Illustrative and Subject to Material Revision Current Share Price: $2.55 ($ per share, rounded to the nearest $0.10, except for 52-Week High / Low) – As of 10/16/2024 DCF (excl.NOL) (PGR) WACC: 18.5% - 20.5% PGR: 2.0% - 3.0% DCF (incl.NOL) (PGR) WACC: 18.5% - 20.5% PGR: 2.0% - 3.0% 52 - Week High / Low Analyst Price Target # of Analysts Providing Price Target: 2 For Reference Only $2.10 $2.60 $2.07 $2.50 $3.60 $4.10 $13.00 $5.00 KSL Bid Price (9/17): $4.50(2) Casago Bid Price (10/14): $5.00(3) (1) Based on financials provided by Vista Management on 10/15/24 (subject to change).17

CONFIDENTIAL IV.Appendix 18

PJT Partners

Highly Illustrative and Subject to Material Revision

PJT

Illustrative Discounted Cash Flow Analysis

Perpetual Growth Rate

Key Assumptions:

- Valuation date of 12/31/24
- Based on financials provided by Vista Management on 10/15/24 (subject to change)

($ in millions, except per share data)	2024E	Projected 2025E	2026E	2027E	2028E	2029E	Terminal Year
Net Revenue	$923	$841	$871	$940	$1,006	$1,052	$1,052
% Growth		*(8.8%)*	*3.5%*	*8.0%*	*7.0%*	*4.6%*	
Adj. EBITDA (Pre-SBC)[1]	($24)	$12	$23	$50	$78	$81	$81
% Growth		*NA*	*90.4%*	*117.7%*	*56.1%*	*3.6%*	
% Margin		*1.4%*	*2.6%*	*5.3%*	*7.8%*	*7.7%*	
(-) SBC		(4)	(8)	(9)	(11)	(13)	(13)
Adj. EBITDA (Post-SBC)[1]		$8	$15	$41	$67	$68	$68
(-) D&A		(11)	(10)	(10)	(7)	(6)	(9)
EBIT		($2)	$5	$30	$60	$62	$59
(-) Tax Expenses[2]		–	(1)	(8)	(16)	(16)	(15)
NOPAT		($2)	$4	$23	$44	$46	$44
(-) Capital Expenditures		(6)	(7)	(7)	(8)	(9)	(9)
(-) Change in NWC		(3)	(19)	(27)	(32)	(32)	–
(+) D&A		11	10	10	7	6	9
(+) Other Non-Cash Adjustments[3]		5	6	6	6	6	6
Unlevered FCF		$4	($7)	$5	$17	$17	$50
(x) Discount Factor		0.91	0.77	0.64	0.54	0.45	0.45
Discounted Cash Flow		$3	($5)	$3	$9	$8	$22

Perpetual Growth Rate	2.0%			2.5%			3.0%		
WACC	18.5%	19.5%	20.5%	18.5%	19.5%	20.5%	18.5%	19.5%	20.5%
PV of Cash Flows	$19	$18	$17	$19	$18	$17	$19	$18	$17
PV of Terminal Value	144	131	119	150	136	123	155	140	127
TEV	$163	$149	$137	$168	$154	$141	$174	$158	$145
(-) Convertible Notes[4]	(39)	(39)	(39)	(39)	(39)	(39)	(39)	(39)	(39)
(-) Gross Debt[5]	(82)	(82)	(82)	(82)	(82)	(82)	(82)	(82)	(82)
(+) Net Cash[6]	35	35	35	35	35	35	35	35	35
Implied Equity Value (Excl. NOLs)	$77	$63	$51	$82	$68	$55	$88	$73	$59
Implied Share Price (Excl. NOLs)[7]	$3.20	$2.62	$2.12	$3.41	$2.81	$2.28	$3.64	$3.01	$2.45
Premium / (Discount) to Current	*25.3%*	*2.8%*	*(17.0%)*	*33.8%*	*10.1%*	*(10.6%)*	*42.9%*	*17.9%*	*(3.9%)*
(+) PV of NOL	12	12	11	12	12	11	12	12	11
Implied Equity Value (Incl. NOLs)	$89	$75	$62	$95	$80	$66	$100	$84	$70
Implied Share Price (Incl. NOLs)[7]	$3.70	$3.10	$2.58	$3.92	$3.29	$2.74	$4.15	$3.49	$2.91
Premium / (Discount) to Current	*45.1%*	*21.7%*	*1.1%*	*53.7%*	*29.1%*	*7.5%*	*62.7%*	*36.9%*	*14.2%*
Memo: Implied Terminal EBITDA Multiple (excl. NOL)[8]	*4.0x*	*3.8x*	*3.6x*	*4.1x*	*3.9x*	*3.7x*	*4.3x*	*4.0x*	*3.8x*
Memo: Implied Terminal Revenue Multiple (excl. NOL)[8]	*0.3x*	*0.3x*	*0.3x*	*0.3x*	*0.3x*	*0.3x*	*0.3x*	*0.3x*	*0.3x*

Source: Vista Management.
Note: Market data as of 10/14/24. Based on projected balance sheet information as of 12/31/24 as provided by Vista Management. Assumes mid-year convention.
(1) Net of restructuring expenses and business combination costs.
(2) Assumes 26.1% tax rate.
(3) Includes adjustments for credit loss expense and reduction in the carrying amount of right-of-use assets.
(4) Reflects convertible notes of $39mm based on $30mm investment and MOIC of 1.3x.
(5) Includes revolver and acquisition liabilities. Excludes value for TRA.
(6) Reflects sum of unrestricted cash and restricted cash, net of funds payable to owners and hospitality & sales tax payable.
(7) Based on FDSO of ~24.2mm.
(8) Based on 2030E Adj. EBITDA and Net Revenue of $85mm and $1,101mm respectively.

CONFIDENTIAL

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CONFIDENTIAL NOL Valuation Highly Illustrative and Subject to Material Revision Source: Vista Management. (1) Assumes that the company does not trigger a section 382 event, which would reduce the value of its NOLs. (2)Taxable income assumes ~62% of Vista Holding estimate. (3)TRA payout assumes 85% of value of TRA NOLs utilized, based on 26.1% tax rate. (4)Assumes cost of equity of 19.5%. Key Assumptions(1): Valuation date of 12/31/24 Perpetual growth rate in post-forecast period (2030E – 2038E) Assumes 26.1% effective tax rate Based on financials provided by Vista Management on 10/15/24 (subject to change) ($ in millions, except per share data) Projected 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E Pretax Income ($148) ($14) ($3) $23 $54 $58 $60 $62 $64 $66 $68 $70 $72 $74 $76 Taxable Income⁽²⁾ (9) (9) (5) 8 21 22 22 23 24 26 28 31 35 40 43 Pre-TCJA NOLs Beginning Balance $10 $10 $10 $10 $2 – – – – – – – – – – (-) Utilization – – – (8) (2) – – – – – – – – – – Ending Balance $10 $10 $10 $2 – – – – – – – – – – – Total Federal NOLs (excl. Pre-TCJA) Beginning Balance $212 $220 $229 $235 $235 $219 $202 $184 $166 $146 $125 $103 $78 $50 $18 (+) Additions 9 9 5 – – – – – – – – – – – – (-) Utilization – – – – (15) (17) (18) (18) (20) (21) (22) (25) (28) (32) (18) Ending Balance $220 $229 $235 $235 $219 $202 $184 $166 $146 $125 $103 $78 $50 $18 – NOLs Utilized – – – $8 $17 $17 $18 $18 $20 $21 $22 $25 $28 $32 $18 (x) Tax Rate 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% 26.1% Value of NOLs – – $2 $5 $5 $5 $5 $5 $5 $6 $7 $7 $8 $5 TRA NOLs Utilized – – – – – – – – – 11 22 25 28 32 18 TRA Payout on NOL Usage⁽³⁾ – – – – – – – – – $2 $5 $6 $6 $7 $4 Value of NOLs to Vista – – $2 $5 $5 $5 $5 $5 $3 $1 $1 $1 $1 $1 (x) Discount Factor⁽⁴⁾ 0.91 0.76 0.63 0.52 0.43 0.36 0.30 0.25 0.20 0.17 0.14 0.12 0.10 0.08 PV of NOLs – – $1 $2 $2 $2 $1 $1 $1 $0 $0 $0 $0 $0 Perpetual Growth Rate 2.0% 2.5% 3.0% Cost of Equity 18.5% 19.5% 20.5% 18.5% 19.5% 20.5% 18.5% 19.5% 20.5% Sum of NOLs Utilized $244 $244 $244 $244 $244 $244 $244 $244 $244 Sum of PV of NOLs $12 $12 $11 $12 $12 $11 $12 $12 $1120

PJT Partners

Highly Illustrative and Subject to Material Revision

PJT

Vista Illustrative WACC Analysis

($ in millions)

Unlevered Beta Calculation

Company	Tax Rate	Levered Beta	Debt	Equity Value	Current Debt / Equity	Unlevered Beta
Vista	26.1%	1.44	–	$59	–	1.44

Cost of Equity Calculation

Risk Free Rate[1]	4.44%
Equity Risk Premium[2]	6.22%
Levered Beta	1.441
Beta-Adj. Premium	8.96%
Size Premium[3]	6.22%
Country Risk Premium	0.00%
Cost of Equity[4]	**19.62%**

Levered Beta Calculation

Unlevered Beta[5]	1.441
Debt / Equity	-
Levered Beta	**1.441**

WACC Calculation

Cost of Equity	19.62%
WACC	**19.62%**

Source: Company filings, Bloomberg, Capital IQ, U.S. Treasury.
Note: Market data as of 10/14/24. Assumes Vista has no debt in long-term steady state.
(1) 20-year U.S. Treasury rate.
(2) Historical supply-side equity risk premium (historical equity risk premium minus price-to-earnings ratio calculated using three-year average earnings).
(3) CRSP 10y decile size premium.
(4) Calculated as risk-free rate + beta-adjusted equity risk premium + size premium.
(5) Reflects historical beta for Vista since going public in December 2021.

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PJT Partners

Highly Illustrative and Subject to Material Revision

Vista Fully Diluted Shares Outstanding Build
As of 12/31/24

Fully Diluted Shares Outstanding Build
(# in millions, except per share data)

Current Share Price as of 10/14/24	*$2.55*
Class A Shares Outstanding	15.8
(+) RSUs	1.0
(+) PSUs	0.7
(+) Dilutive Options	–
(+) Dilutive SSARs	–
Class A Fully Diluted	**17.4**
(+) Class B Shares Outstanding	6.7
FDSO	**24.2**
(+) Converted Class G Shares	0.0 [1]
FDSO (Incl. Converted Class G)	**24.2**

FDSO used in Valuation Analysis

Note: in a change of control, Class G shares would convert into ~8k Class A shares.[1] These dilutive shares are excluded in our standalone valuation analysis.

Dilutive Options & SSARs
(# in millions, except per share data)

	Shares Outstanding	Exercise Price	Dilutive Shares
Options			
Tranche 1	0.0 [2]	$4.80	–
Tranche 2	0.0 [3]	6.20	–
Tranche 3	0.0	10.40	–
Tranche 4	0.0	15.40	–
Tranche 5	0.0	21.40	–
Tranche 6	0.1	22.60	–
Tranche 7	0.0	80.80	–
Total Dilutive Options			–
SSARs			
Tranche 1	0.0	$53.20	–
Tranche 2	0.0	76.60	–
Tranche 3	0.0	79.80	–
Total Dilutive SSARs			–

Source: Vista Management, Capital IQ
Note: Market data as of 10/14/24. Based on projected balance sheet information as provided by Vista Management
(1) Currently based on PJT analysis. For purpose of Fairness Opinion this estimate would be executed by a 3rd party advisor. Assumes 120,983 shares in first price threshold ($2.50) have Black Scholes value of $0.13, 136,106 shares in second price threshold ($3.00) have Black Scholes value of $0.10, and 154,253 shares in third price threshold ($3.50) have Black Scholes value of $0.08. Assumes each Black Scholes value is multiplied the number of shares in each threshold to get a total value of ~$42k. This value is divided by assumed purchase price of $5.00 to calculate Class A share count for Class G Holders of 8,336.
(2) Includes 3,061 options.
(3) Includes 3,999 options.

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CONFIDENTIAL Net Cash Balance (End of Quarter) ($ in millions) Q4'24 Q1'25 Q2'25 Unrestricted Cash $64 $93 $113 (+) Restricted Cash 115 158 169 (-) Funds Payable to Owners (116) (172) (200) (-) Hospitality & Sales Tax Payables (28) (39) (44) Net Cash $35 $40 $38 Vista Net Cash Build Source: Vista Management. Note: Based on projected balance sheet information as provided by Vista Management. Highly Illustrative and Subject to Material Revision Based on financials provided by Vista Management on 10/15/24 (subject to change).23

CONFIDENTIALBroker Date Price Target Prem. / (Disc.) to Current Buy / Hold / Sell Valuation Methodology 8/14/24 N/A N/A Hold N/A 8/14/24 N/A N/A Hold N/A 8/12/24 $2.50 (2.0%) Hold TEV / '25E EBITDA: 2.0x 8/9/24 $5.00 96.1% Buy N/A 8/9/24 N/A N/A Hold N/A Median $3.75 47.1% Share Price as of 10/14/24 $2.55 Vista Broker Research Perspectives Source: Wall Street research, Capital IQ. Note: Market data as of 10/14/24. 24

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